Exhibit 99
Resideo Announces Full Year and Fourth Quarter 2024 Financial Results and Initiates 2025 Outlook
•Full year 2024 net revenue was $6.76 billion, exceeding the high-end of outlook range; reflects organic revenue(1) growth at both ADI and Products and Solutions
•Full year 2024 cash provided from operating activities was $444 million, a new record and exceeding outlook
•Full year 2024 net income was $116 million or $0.61 per fully diluted share; Adjusted EBITDA was $693 million and Adjusted EPS was $2.29, both exceeding the high-end of outlook range
•Fourth quarter net revenue growth was 21% year-over-year, exceeding the high-end of outlook range
•Fourth quarter Products and Solutions gross margin was 40.8%, seventh consecutive quarter of year-over-year improvement

SCOTTSDALE, Ariz., February 20, 2025 – Resideo Technologies, Inc. (NYSE: REZI), a leading global manufacturer, developer, and distributor of technology-driven sensing and controls products and solutions for residential and commercial end-markets, today announced financial results for the full year and the fourth quarter ended December 31, 2024.
Full Year 2024 Financial Highlights
•Net revenue was $6.76 billion, up 8% compared to $6.24 billion in 2023
•Net income was $116 million, compared to $210 million in 2023
•Adjusted EBITDA(2) was $693 million, up 17% compared to $590 million in 2023
•Fully diluted EPS was $0.61 and $1.42 and Adjusted EPS(2) was $2.29 and $2.19 for 2024 and 2023, respectively
•Cash provided from operating activities of $444 million
Fourth Quarter 2024 Financial Highlights
•Net revenue was $1.86 billion, up 21% compared to $1.54 billion in the fourth quarter 2023
•Net income was $23 million, compared to $82 million in the fourth quarter 2023
•Adjusted EBITDA(2) was $187 million, up 26% compared to $149 million in the fourth quarter 2023
•Fully diluted EPS was $0.08 and $0.56 and Adjusted EPS(2) was $0.59 and $0.64 for the fourth quarter 2024 and fourth quarter 2023, respectively
Management Remarks
“Resideo finished 2024 in a strong position, exceeding the high-end of the range for all four of our key financial metrics. The ADI and Products and Solutions teams drove excellent operational execution, generating organic net revenue growth in both segments, continued gross margin expansion, healthy Adjusted EBITDA growth, and record operating cash generation,” said Jay Geldmacher, Resideo’s President and CEO.
“As we look ahead to 2025, Resideo remains focused on growing organically and expanding the company’s margin profile. With the Snap One integration well underway and synergy capture ahead of schedule, ADI has momentum from its broad-based product category strength and positive returns from its strategic e-commerce and Exclusive Brands investments. And within Products and Solutions, we are excited by the continued gross margin expansion and the new product introductions to come in 2025. We believe Resideo is well-positioned to capitalize on the profitable growth opportunities ahead of us.”
(1) Excludes the impact of the Snap One acquisition of $553 million, the Genesis divestiture of $105 million, and foreign currency fluctuations of $6 million.
(2) This press release includes certain “non-GAAP financial measures” as defined under the Securities Exchange Act of 1934. Resideo management believes the use of such non-GAAP financial measures, specifically Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS, assists investors in understanding the ongoing operating performance of Resideo by presenting the financial results between periods on a more comparable basis. See reconciliations of U.S. GAAP results to adjusted results in the accompanying tables.

Products and Solutions 2024 Highlights
•Net revenue was $2,564 million, down 4% compared to 2023 and slightly positive growth year-over-year, excluding the impact of the Genesis divestiture and foreign currency
•Gross margin was 41.0%, up 240 basis points compared to 2023
•Income from operations was $503 million, compared to $446 million in 2023
•Adjusted EBITDA was $611 million, or 23.8% of revenue, compared to $562 million, or 21.0% of revenue, in 2023
Products and Solutions delivered net revenue of $2,564 million in 2024, down 4% compared to 2023 and slightly positive growth year-over-year, excluding the impact of the Genesis divestiture and foreign currency. Price increases were realized across substantially all product categories in 2024, but were offset by volume declines and foreign currency. Volume declines in the Security and EMEA OEM channels were partially offset by volume increases in the Electrical Distribution and Retail channels. The business continued to improve its performance with home builders in the new construction market and achieved record sales highs in the Retail channel due primarily to First Alert and BRK products. During the second half of 2024, Products and Solutions introduced its new programmable and connected thermostat line, the Honeywell Home FocusPRO, targeted at the entry tier of the professional market, and its new VISTA security product, in-line with its ongoing focus to introduce a regular cadence of new products and drive future innovation in key categories.
2024 gross margin was 41.0%, compared to 38.6% in the prior year, reflecting structural improvements that increased operational efficiency. Selling, general and administrative expenses were down $12 million and research and development expenses declined $14 million compared to 2023. Cost discipline was strong throughout 2024, and, combined with the strong gross margin expansion, helped drive operating profit of $503 million or 19.6% of revenue, up from $446 million or 16.7% of revenue in 2023. Adjusted EBITDA grew 9% year-over-year in 2024 to $611 million, with Adjusted EBITDA margin up 280 basis points in 2024 to 23.8%.
ADI Global Distribution 2024 Highlights
•Net revenue was $4,197 million, up 18% compared to 2023 and up 2% excluding the impact of the acquisition of Snap One Holdings Corp. (“Snap One”) and foreign currency.
•Gross margin was 20.3%, up 160 basis points compared to 2023
•Income from operations was $195 million, compared to $238 million in 2023
•Adjusted EBITDA was $318 million, or 7.6% of revenue, compared to $275 million, or 7.7% of revenue in 2023
•Acquired 100% of the issued and outstanding equity of Snap One in June 2024 for an aggregate purchase price of $1.4 billion, inclusive of net debt. The integration of Snap One is well underway and we have achieved approximately $17 million in run-rate synergies in 2024, ahead of plan.

ADI delivered net revenue of $4,197 million, up $627 million compared to 2023, driven by the inclusion of $553 million of Snap One revenue. Organic growth was 2% excluding the impact of the Snap One acquisition and foreign currency. ADI overcame soft market conditions in the first half of 2024 with digital channels and product categories, such as video surveillance, residential security, and fire and access control demonstrating strength in the second half of 2024. Volume increases were partially offset by price decreases. The e-commerce channel, excluding Snap One, grew 11% in 2024 compared to the prior year period. Exclusive Brands sales, excluding Snap One, grew 20% year-over-year.

Gross margin was 20.3%, up 160 basis points compared to 2023. The increase was driven by the inclusion of Snap One and higher margin e-commerce and Exclusive Brands sales, partially offset by a more competitive pricing environment. Selling, general and administrative and research and development expenses were $583 million in 2024, up $176 million compared to prior period, including $158 million of Snap One expenses. Operating profit of $195 million for 2024 decreased 18% from $238 million in 2023. Adjusted EBITDA increased to $318 million in 2024 from $275 million in 2023, primarily due to the impact of the Snap One acquisition.
Full Year 2024 Financial Performance
Consolidated net revenue was $6.76 billion in 2024, compared to $6.24 billion in 2023. Gross profit margin was 28.1%, up 90 basis points from the prior year period. Operating profit of $520 million is down 5%, compared to $547 million in the prior year period. Net income for 2024 was $116 million, or $0.61 per diluted common share, compared with $210 million, or $1.42 per diluted common share, in the prior year period. Adjusted EPS was $2.29 in 2024 compared with $2.19 in 2023.

Fourth Quarter 2024 Financial Performance
Consolidated net revenue was $1.86 billion in the fourth quarter of 2024, compared to $1.54 billion in the prior year period. Gross profit margin was 28.5%, up 100 basis points from the prior year period. Operating profit of $144 million is down 2%, compared to $147 million in the prior year period. Net income in the fourth quarter of 2024 was $23 million, or $0.08 per diluted common share, compared with $82 million, or $0.56 per diluted common share, in the prior year period. Adjusted EPS was $0.59 in the fourth quarter of 2024 compared with $0.64 in prior year period.
Cash Flow and Liquidity
Net cash provided by operating activities was $444 million in 2024 compared to $440 million in 2023. The increase was primarily driven by improved working capital dynamics. At December 31, 2024, Resideo had cash and cash equivalents of $692 million and total outstanding debt of $2.02 billion.
Outlook
The following table summarizes the Company’s first quarter 2025 and full year 2025 outlook.

($ in millions, except per share data)	Q1 2025	2025
Net revenue	$1,720 - $1,770	$7,285 - $7,485
Non-GAAP Adjusted EBITDA	$150 - $170	$725 - $805
Non-GAAP Adjusted Earnings Per Share	$0.27 - $0.33	$2.23 - $2.47
Cash Provided by Operations		$345 - $405
Conference Call and Webcast Details
Resideo will hold a conference call with investors on February 20, 2025, at 5:00 p.m. ET. An audio webcast of the call will be accessible at https://investor.resideo.com, where related materials will be posted before the call. A replay of the webcast will be available following the presentation. To join the conference call, please dial 888-660-6357 (U.S. toll-free) or 1-929-201-6127 (international), with the conference title “Resideo Fourth Quarter and Full Year 2024 Earnings” or the conference ID: 7301399.
About Resideo
Resideo is a leading manufacturer, developer, and distributor of technology-driven sensing and controls products and solutions for residential and commercial end-markets. We are a leader in the home heating, ventilation, and air conditioning controls markets, smoke and carbon monoxide detection home safety and fire suppression products markets, and security products markets. Our solutions and services can be found in over 150 million residential and commercial spaces globally, with tens of millions new devices sold annually. For more information about Resideo and our trusted, well-established brands including First Alert, Honeywell Home, BRK, Control4, and others, visit www.resideo.com.

Contacts:

Investors:	Media:
Christopher T. Lee	Garrett Terry
Global Head of Investor Relations	Corporate Communications Manager
investorrelations@resideo.com	garrett.terry@resideo.com

Forward-Looking Statements
This release and the related conference call contain “forward-looking statements.” All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks and uncertainties, which may cause the actual results or performance of the Company to differ materially from such forward-looking statements. Such risks and uncertainties include, but are not limited to, (1) our ability to achieve our outlook regarding the first quarter 2025 and full year 2025, (2) our ability to recognize the expected savings from, and the timing and impact of, our existing and anticipated cost reduction actions, and our ability to optimize our portfolio and operational footprint, (3) the amount of our obligations and nature of our contractual restrictions pursuant to, and disputes that have or may hereafter arise under the agreements we entered into with Honeywell in connection with our spin-off, (4) risks related to our recently completed acquisitions, including Snap One, and our ability to achieve the targeted amount of annual cost synergies and successfully integrate the acquired operations (including successfully driving category growth in connected offerings), (5) the ability of Resideo to drive increased customer value and financial returns and enhance strategic and operational capabilities, (6) risks relating to tariffs that have been or may be imposed by the United States and other governments, and (7) the other risks described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2024 and other periodic filings we make from time to time with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results, developments, and business decisions may differ from those envisaged by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this press release and we caution investors not to place undue reliance on any such forward looking statements.

Use of Non-GAAP Measures
This press release includes certain “non-GAAP financial measures” as defined under the Securities Exchange Act of 1934 and in accordance with Regulation G. Management believes the use of such non-GAAP financial measures assists investors in understanding the ongoing operating performance of the Company by presenting the financial results between periods on a more comparable basis. Such non-GAAP financial measures should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.

We have included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and provided in accordance with U.S. GAAP at the end of this release. A reconciliation of the forecasted range for Adjusted EBITDA and Adjusted Net Income per diluted common share for the first quarter of 2025 and for the fiscal period ending December 31, 2025 are not included in this release due to the number of variables in the projected range and because we are currently unable to quantify accurately certain amounts that would be required to be included in the U.S. GAAP measure or the individual adjustments for such reconciliation. In addition, we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors.

Table 1: SUMMARY OF FINANCIAL RESULTS (UNAUDITED)

	Q4 2024 (1)				YTD 2024 (1)
(in millions)	Products and Solutions	ADI Global Distribution	Corporate	Total Company	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	$669	$1,189	$—	$1,858	$2,564	$4,197	$—	$6,761
Cost of goods sold	396	932	—	1,328	1,514	3,346	—	4,860
Gross profit	273	257	—	530	1,050	851	—	1,901
Research and development expenses	25	17	—	42	94	17	—	111
Selling, general and administrative expenses	109	169	32	310	416	566	156	1,138
Intangible asset amortization	5	23	1	29	23	54	3	80
Restructuring, impairment and extinguishment costs	1	—	4	5	14	19	19	52
Income (loss) from operations	$133	$48	$(37)	$144	$503	$195	$(178)	$520

	Q4 2023 (1)				YTD 2023 (1)
(in millions)	Products and Solutions	ADI Global Distribution	Corporate	Total Company	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	$683	$854	$—	$1,537	$2,672	$3,570	$—	$6,242
Cost of goods sold	413	700	1	1,114	1,640	2,902	4	4,546
Gross profit (loss)	270	154	(1)	423	1,032	668	(4)	1,696
Research and development expenses	26	—	(1)	25	108	—	1	109
Selling, general and administrative expenses	106	100	35	241	428	407	125	960
Intangible asset amortization	6	3	1	10	23	11	4	38
Restructuring and impairment expenses	—	—	—	—	27	12	3	42
Income (loss) from operations	$132	$51	$(36)	$147	$446	$238	$(137)	$547

	Q4 2024 % change compared with prior period				YTD 2024 % change compared with prior period
	Products and Solutions	ADI Global Distribution	Corporate	Total Company	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	(2)%	39%	N/A	21%	(4)%	18%	N/A	8%
Cost of goods sold	(4)%	33%	N/A	19%	(8)%	15%	N/A	7%
Gross profit	1%	67%	N/A	25%	2%	27%	N/A	12%
Research and development expenses	(4)%	N/A	N/A	68%	(13)%	N/A	N/A	2%
Selling, general and administrative expenses	3%	69%	(9)%	29%	(3)%	39%	25%	19%
Intangible asset amortization	(17)%	667%	—%	190%	—%	391%	(25)%	111%
Restructuring, impairment and extinguishment costs	N/A	N/A	N/A	N/A	(48)%	58%	533%	24%
Income (loss) from operations	1%	(6)%	3%	(2)%	13%	(18)%	30%	(5)%
(1) On January 1, 2024, certain corporate functions were decentralized into the operating segments aligning with the business strategy. Functional expenses related to information technology, finance, tax, business development, and research and development are now recorded within the Products and Solutions and ADI Global Distribution segments. For the three and twelve months ended December 31, 2023, $12 million and $49 million of corporate expenses have been reclassified into the Products and Solutions while $8 million and $32 million of corporate expenses have been reclassified into the ADI Global Distribution segments, respectively, decreasing reported Income from Operations to conform to the current year presentation.

Table 2: CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Twelve Months Ended
(in millions, except per share data)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net revenue	$1,858	$1,537	$6,761	$6,242
Cost of goods sold	1,328	1,114	4,860	4,546
Gross profit	530	423	1,901	1,696
Operating expenses:
Research and development expenses	42	25	111	109
Selling, general and administrative expenses	310	241	1,138	960
Intangible asset amortization	29	10	80	38
Restructuring, impairment and extinguishment costs	5	—	52	42
Total operating expenses	386	276	1,381	1,149
Income from operations	144	147	520	547
Reimbursement Agreement expense (1)	76	50	211	178
Other (income) expenses, net	(3)	(19)	7	(9)
Interest expense, net	26	15	81	65
Income before taxes	45	101	221	313
Provision for income taxes	22	19	105	103
Net income	$23	$82	$116	$210
Less: preferred stock dividends	9	—	19	—
Less: undistributed income allocated to preferred stockholders	2	—	6	—
Net income available to common stockholders	$12	$82	$91	$210

Earnings per common share:
Basic	$0.08	$0.56	$0.62	$1.43
Diluted	$0.08	$0.56	$0.61	$1.42

Weighted average common shares outstanding:
Basic	147	146	146	147
Diluted	150	147	149	148
(1) Represents the expense incurred pursuant to the Reimbursement Agreement, which has an annual cash payment cap of $140 million. The following table summarizes information concerning the Reimbursement Agreement:

	Three Months Ended		Twelve Months Ended
(in millions)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Accrual for Reimbursement Agreement liabilities deemed probable and reasonably estimable	$76	$50	$211	$178
Cash payments made to Honeywell	(35)	(35)	(140)	(140)
Accrual increase, non-cash component in period	$41	$15	$71	$38

Table 3: CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions, except par value)	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$692	$636
Accounts receivable, net	1,023	973
Inventories, net	1,237	941
Other current assets	220	193
Total current assets	3,172	2,743

Property, plant and equipment, net	410	390
Goodwill	3,072	2,705
Intangible assets, net	1,176	461
Other assets	369	346
Total assets	$8,199	$6,645

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,073	$905
Accrued liabilities	717	620
Total current liabilities	1,790	1,525

Long-term debt	1,983	1,396
Obligations payable under Indemnification Agreements	674	609
Other liabilities	443	366
Total liabilities	4,890	3,896

Stockholders’ equity
Preferred stock, $0.001 par value: 100 shares authorized, 0.5 shares issued and outstanding at December 31, 2024 and no shares issued and outstanding at December 31, 2023, respectively	482	—
Common stock, $0.001 par value: 700 shares authorized, 154 and 147 shares issued and outstanding at December 31, 2024, respectively, and 151 and 145 shares issued and outstanding at December 31, 2023, respectively	—	—
Additional paid-in capital	2,315	2,226
Retained earnings	907	810
Accumulated other comprehensive loss, net	(284)	(194)
Treasury stock at cost	(111)	(93)
Total stockholders’ equity	3,309	2,749
Total liabilities and stockholders’ equity	$8,199	$6,645

Table 4: CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended		Twelve Months Ended
(in millions)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Cash Flows From Operating Activities:
Net income	$23	$82	$116	$210
Adjustments to reconcile net income to net cash in operating activities:
Depreciation and amortization	46	27	144	98
Restructuring, impairment and extinguishment costs	5	—	52	42
Stock-based compensation expense	15	8	59	44
Deferred income taxes	(31)	(28)	(31)	(28)
Other, net	2	(16)	7	(14)
Changes in assets and liabilities, net of acquired companies:
Accounts receivable, net	61	28	(18)	19
Inventories, net	(58)	36	(71)	32
Other current assets	(20)	11	(5)	6
Accounts payable	65	32	127	18
Accrued liabilities	69	80	4	(34)
Other, net	26	3	60	47
Net cash provided by operating activities	203	263	444	440
Cash Flows From Investing Activities:
Acquisitions, net of cash acquired	(3)	—	(1,337)	(16)
Capital expenditures	(22)	(31)	(80)	(105)
Proceeds from sale of business	—	86	—	86
Other investing activities, net	2	(9)	8	(9)
Net cash used in investing activities	(23)	46	(1,409)	(44)
Cash Flows From Financing Activities:
Proceeds from issuance of long-term debt, net	—	—	1,176	—
Proceeds from issuance of preferred stock, net of issuance costs	—	—	482	—
Repayments of long-term debt	(3)	(3)	(605)	(12)
Preferred dividend payments	(12)	—	(12)	—
Common stock repurchases	—	(13)	(1)	(41)
Other financing activities, net	3	(1)	(9)	(11)
Net cash provided by (used in) financing activities	(12)	(17)	1,031	(64)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(7)	(25)	(10)	(24)
Net increase in cash, cash equivalents and restricted cash	161	267	56	308
Cash, cash equivalents and restricted cash at beginning of period	532	370	637	329
Cash, cash equivalents and restricted cash at end of period	$693	$637	$693	$637

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME PER DILUTED COMMON SHARE AND
NET INCOME COMPARISON

RESIDEO TECHNOLOGIES, INC.

	Three Months Ended		Twelve Months Ended
(in millions, except per share data)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
GAAP Net income	$23	$82	$116	$210
Less: preferred stock dividends	9	—	19	—
Less: undistributed income allocated to preferred stockholders	2	—	6	—
GAAP Net income available to common stockholders	12	82	91	210
Intangible asset amortization	29	10	80	38
Reimbursement Agreement accrual increase, non-cash component (1)	41	15	71	38
Stock-based compensation expense	15	8	59	44
Restructuring, impairment and extinguishment costs, net	5	—	52	42
Acquisition and integration costs	8	—	45	—
Undistributed income allocated to preferred stockholders	2	—	6	—
Other (2)	1	(17)	20	(10)
Tax effect of applicable non-GAAP adjustments (3)	(24)	(4)	(83)	(38)
Non-GAAP Adjusted net income	$89	$94	$341	$324

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
GAAP Net income per diluted common share	$0.08	$0.56	$0.61	$1.42
Intangible asset amortization	0.19	0.07	0.54	0.26
Reimbursement Agreement accrual increase, non-cash component (1)	0.27	0.10	0.48	0.26
Stock-based compensation expense	0.10	0.05	0.40	0.30
Restructuring, impairment and extinguishment costs, net	0.03	—	0.35	0.28
Acquisition and integration costs	0.05	—	0.30	—
Undistributed income allocated to preferred stockholders	0.01	—	0.04	—
Other (2)	0.02	(0.12)	0.13	(0.07)
Tax effect of applicable non-GAAP adjustments (3)	(0.16)	(0.02)	(0.56)	(0.26)
Non-GAAP Adjusted net income per diluted common share	$0.59	$0.64	$2.29	$2.19
(1)Refer to the Consolidated Statements of Operations herein.
(2)For 2024 periods, other includes net periodic benefit costs, excluding service costs, Tax Matters Agreement gain, gain on sale of investments, foreign exchange transaction loss (income), litigation settlements, and an inventory step-up related to the Snap One acquisition. For 2023 periods, other includes net periodic benefits costs, excluding service costs, Tax Matters Agreement gain, gain on sale of investments, and foreign exchange transaction loss (income).
(3)We calculated the tax effect of non-GAAP adjustments by applying a flat statutory tax rate of 25%.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED EBITDA AND NET INCOME COMPARISON
(Unaudited)

RESIDEO TECHNOLOGIES, INC.

	Three Months Ended		Twelve Months Ended
(in millions)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net revenue	$1,858	$1,537	$6,761	$6,242

GAAP Net income	$23	$82	$116	$210
GAAP Net income as a % of net revenue	1.2%	5.3%	1.7%	3.4%
Provision for income taxes	22	19	105	103
GAAP Income before taxes	45	101	221	313
Depreciation and amortization	46	27	144	98
Interest expense, net	26	15	81	65
Reimbursement Agreement accrual increase, non-cash component (1)	41	15	71	38
Stock-based compensation expense	15	8	59	44
Restructuring, impairment and extinguishment costs, net	5	—	52	42
Acquisition and integration costs	8	—	45	—
Other (2)	1	(17)	20	(10)
Non-GAAP Adjusted EBITDA	$187	$149	$693	$590
Non-GAAP Adjusted EBITDA as a % of net revenue	10.1%	9.7%	10.2%	9.5%

(1)Refer to the Consolidated Statements of Operations herein.

(2)For 2024 periods, other includes net periodic benefit costs, excluding service costs, Tax Matters Agreement gain, gain on sale of investments, foreign exchange transaction loss (income), litigation settlements, and an inventory step-up adjustment related to the Snap One acquisition. For 2023 periods, other includes net periodic benefit costs, excluding service costs, Tax Matters Agreement gain, gain on sale of investments, and foreign exchange transaction loss (income).

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(Unaudited)

PRODUCTS AND SOLUTIONS SEGMENT

	Three Months Ended		Twelve Months Ended
(in millions)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net revenue	$669	$683	$2,564	$2,672

GAAP Income from operations	$133	$132	$503	$446
GAAP Income from operations as a % of net revenue	19.9%	19.3%	19.6%	16.7%
Stock-based compensation expense	4	4	19	18
Restructuring and impairment expense	1	—	14	27
Other (1)	2	—	7	—
Non-GAAP Adjusted Income from Operations	$140	$136	$543	$491

Depreciation and amortization	17	20	68	71
Non-GAAP Adjusted EBITDA	$157	$156	$611	$562
Non-GAAP Adjusted EBITDA as a % of net revenue	23.5%	22.8%	23.8%	21.0%
(1) Other includes litigation settlements.

ADI GLOBAL DISTRIBUTION SEGMENT

	Three Months Ended		Twelve Months Ended
(in millions)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net revenue	$1,189	$854	$4,197	$3,570

GAAP Income from operations	$48	$51	$195	$238
GAAP Income from operations as a % of net revenue	4.0%	6.0%	4.6%	6.7%
Restructuring and impairment expense	—	—	19	12
Stock-based compensation expense	5	2	13	7
Acquisition and integration costs	6	—	12	—
Other (1)	5	—	11	—
Non-GAAP Adjusted Income from Operations	$64	$53	$250	$257

Depreciation and amortization	27	5	68	18
Non-GAAP Adjusted EBITDA	$91	$58	$318	$275
Non-GAAP Adjusted EBITDA as a % of net revenue	7.7%	6.8%	7.6%	7.7%
(1) Other includes inventory step-up adjustment related to the Snap One acquisition and litigation settlements.